Exhibit 23.3

            CONSENT OF PRICE WATERHOUSE LLP, INDEPENDENT ACCOUNTANTS


         We hereby consent to the incorporation by reference in the Prospectus constituting part of this Post Effective Amendment No. 3 to the Registration Statement on Form S-3 (No. 33-2084) of CSX Corporation of our report dated January 21, 1997, except as to Note 2, which is as of March 7, 1997, on the consolidated financial statements of Conrail Inc. for the year ended December 31, 1996, which appear in the Current Report on Form 8-K of the CSX Corporation filed as of June 4, 1997.

/s/ Price Waterhouse LLP
Philadelphia, PA

January 15, 1998